                                                                    EXHIBIT 10.1


                           CHANGE OF CONTROL AGREEMENT


        THIS CHANGE OF CONTROL AGREEMENT (the "Agreement") is made as of __________, 1998, between STAC, INC., a Delaware corporation (the "Company"), and _____________ ("Executive").

        WHEREAS Executive is an Executive of the Company, and currently holds
(i) shares of the Company's capital stock ("Shares") and/or (ii) options or other rights to purchase shares of the Company's capital stock ("Options") (Shares and Options are hereinafter collectively referred to as "Securities") which are subject to certain vesting restrictions and rights of repurchase in favor of the Company; and

        WHEREAS in order to ensure Executive has an opportunity to acquire and/or maintain an equity interest in the Company as an incentive for Executive to participate actively in the affairs and maximize the value of the Company, the Company is willing to provide Executive with an accelerated vesting schedule for those Securities currently held or hereafter acquired by Executive according to the terms and conditions contained herein.

        NOW THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Executive and the Company (each, a "Party," and collectively, the "Parties") agree as follows:

1.      ACCELERATED VESTING OF THE SECURITIES.

        (a) In the event of a Change of Control (as defined in Section 1(b)(i) below) of the Company and if Executive's employment with the surviving company is Involuntarily Terminated (as defined in Section 1(b)(ii) below) during the period beginning sixty (60) days prior to such Change of Control and ending thirteen (13) months following such Change of Control, (i) fifty percent (50%) of those unvested Securities then held by Executive which are Options, if any, shall automatically be accelerated such that Executive shall have the right to exercise in accordance with their terms all or any portion of such Securities and (ii) the Company's repurchase right shall automatically lapse with respect to fifty percent (50%) of the Shares then held by Executive which are subject to such repurchase right.

        (b) (i) A "Change of Control" shall, for purposes of the foregoing, mean: (1) a dissolution or liquidation of the Company; (2) any sale or transfer of all or substantially all of the assets of the Company; (3) any merger or consolidation in which the holders of the Company's outstanding voting securities immediately prior to such transaction do not hold, immediately following such transaction, securities representing fifty percent (50%) or more of the combined voting power of the outstanding securities of the surviving entity; or (4) the acquisition by any person (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership (within the meaning of Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of


                                       1.

securities representing fifty percent (50%) or more of the combined voting power of the then-outstanding securities of the Company.

               (ii) An "Involuntary Termination" shall mean (1) a termination initiated by the surviving company, other than a termination due to material acts of dishonesty, conviction of a felony or willful misconduct by Executive or
(2) a termination initiated by Executive as a result of a material diminution in salary, a material change in responsibility or a change in work location of more than 30 miles from the then current job location.

        (c) Notwithstanding the foregoing, with respect to any Change in Control prior to the second anniversary of the adoption of this Agreement by the Board of Directors of the Company (the "Board") that would otherwise be eligible to be accounted for as a "pooling of interests" accounting transaction, if: (A) either the adoption of this Agreement by the Board or the execution, delivery or any provision of this Agreement would by itself result in such a Change in Control becoming ineligible for such accounting treatment; and (B) the potential acquiror of the Company in such transaction desires to account for such Change in Control as a "pooling of interests" transaction, then the provisions of
Section 1(a) of this Agreement shall not apply with respect to such Change in Control. Additionally, in the event that the provisions of the immediately preceding sentence by themselves would result in a contemplated Change in Control to become ineligible to be accounted for as a "pooling of interests" transaction, then such provisions shall be deemed inoperative. Accounting issues shall be determined by the Company's independent public accountants applying generally accepted accounting principles.

2. ADJUSTMENT FOR CHANGES IN CAPITAL STOCK. All references to the number of Securities in this Agreement shall be appropriately adjusted by the Company to reflect any stock split, stock dividend, stock combination or other change in the Shares which may be made by the Company after the date of this Agreement.

3. GOLDEN PARACHUTE TAXES. In the event that any payment or distribution by the Company, or the grant of any benefit by the Company, to or for the benefit of Executive (whether paid or payable, distributed or distributable or granted or to be granted pursuant to the terms of this Agreement or otherwise) (collectively, "Benefits") would be nondeductible by the Company for federal income tax purposes because of Section 280G of the Internal Revenue Code (the "Code") and/or would cause Executive to be liable for an excise tax pursuant to
Section 4999 of the Code, then the Benefits paid, distributed or granted to Executive under this Agreement shall equal (i) the full amount of such Benefits or (ii) the Reduced Amount (as defined below), whichever of the foregoing amounts is determined by the Company to result, on an after-tax basis, in the receipt by Executive of the greatest amount of such Benefits, notwithstanding that all or some portion of the Benefits may be taxable under Section 4999 of the Code. In making its determination pursuant to the preceding sentence, the Company shall take into account all applicable Federal, state, and local employment and income taxes, as well as the excise tax imposed by Section 4999 of the Code. For purposes of this Section 3, the "Reduced Amount" shall be the maximum amount payable to Executive that would result in no portion of the Benefits being (i) nondeductible by the Company under Section 280G of the Code or (ii) subject to an excise tax liability under Section 4999 of the Code. Notwithstanding the foregoing and any other provision contained herein, in the event (as a result of Benefits to be received under this Agreement or any other plan or arrangement between the Executive and the


                                       2.

Company) of any required reduction, as a result of Section 4999 of the Code, of Benefits to be received by Executive, reduction shall be made from such other plan or arrangement prior to any reduction relating to Benefits to be received by Executive under this Agreement.

4.      GENERAL PROVISIONS.

        (a) This Agreement shall be governed by the laws of the State of California (without regard to principles of conflict of laws).

        (b) Any notice, demand or request required or permitted to be given by either the Company or Executive pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at such addresses as have been previously furnished by the Parties or such other address as a Party may request by notifying the other in writing.

        (c) The rights and obligations of Executive under this Agreement may not be transferred or assigned without the prior written consent of the Company.

        (d) This Agreement is meant to supplement the terms of the restricted stock purchase agreement, stock option agreement or other agreement pursuant to which Executive acquired the Securities. To the extent that the terms and conditions of this Agreement are inconsistent with those found in the restricted stock purchase agreement, stock option agreement or other agreement, the terms and conditions of this Agreement shall be controlling.

        (e) Any Party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent any Party from thereafter enforcing each and every other provision of this Agreement. The rights granted the Parties herein are cumulative and shall not constitute a waiver of any Party's right to assert all other legal remedies available to it under the circumstances.

        (f) Executive agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

        (g) In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

        (h) This Agreement, in whole or in part, may be modified, waived or amended upon the written consent of the Company and Executive.

        (i) By Executive's signature below, Executive represents that he is familiar with the terms and provisions of this Agreement, and hereby accepts this Agreement subject to all of the terms and provisions set forth herein. Executive has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Executive agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors of the Company upon any questions arising under this Agreement.


                                       3.

        This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument.

EXECUTIVE    STAC, INC.



_______________________________         _______________________________
Signature                               By



_______________________________         _______________________________
Print Name                                      Title


                                       4.

                                    EXHIBIT A

                                CONSENT OF SPOUSE


I, ______________, spouse of Executive, have read and approve the foregoing Agreement. In consideration of granting to my spouse the rights and benefits, subject to the obligations, set forth in this Agreement, I hereby consent to this Agreement, appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under this Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement and/or the Securities covered thereunder under any community property laws or similar laws relating to marital property.

Dated:_________________



                                        __________________________________


                                       1.